Exhibit 32.1

Certification of CEO and CFO Pursuant to
18 U.S.C. Section 1350,
as Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Annual Report on Form 10-K of China Recycling Energy Corporation (the “Company”) for the year ended December 31, 2008 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Hanqiao Zheng, as President and Chairman of the Board of Directors of the Company, Guohua Ku, as Director and Chief Executive Officer of the Company, and Xinyu Peng, as Chief Financial Officer and Secretary of the Company, each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge:

                1.           The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

                2.           The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Hanqiao Zheng
Name: Hanqiao Zheng Title: President and Chairman of the Board of Directors Date: March 23, 2009

/s/ Guohua Ku
Name: Guohua Ku Title: Director and Chief Executive Officer Date: March 23, 2009

/s/ Xinyu Peng
Name: Xinyu Peng Title: Chief Financial Officer and Secretary Date: March 23, 2009

This certification accompanies the Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.